UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     On April 2, 2009, BearingPoint International Bermuda Holdings Limited (the “Seller”), an indirect subsidiary of BearingPoint, Inc. (the “Company”), entered into a Share Sale Agreement (the “Share Sale Agreement”) with PwC Advisory Co., Ltd. (“PwC Japan”), the Japanese affiliate of PricewaterhouseCoopers LLP, for the sale of the Company’s consulting business in Japan to PwC Japan. Pursuant to the Share Sale Agreement, PwC Japan agreed to purchase BearingPoint Co., Ltd. (Chiyoda-ku) (“BearingPoint Japan”), an indirect, wholly-owned subsidiary of the Company, through the purchase of all issued and outstanding shares of BearingPoint Japan (the “Shares”), all as set forth in the Share Sale Agreement (the “Transaction”). The Company expects to generate cash of approximately $45 million in connection with the Transaction, including approximately $38.4 million in cash for the Shares and $6.6 million in cash from the repayment of intercompany charges owed by BearingPoint Japan to the Company, subject to adjustment. In addition, in connection with the Transaction, PwC Japan will assume the intercompany debt owed by certain non-Debtor (as defined below) subsidiaries of the Company to BearingPoint Japan.
     As previously announced, on February 18, 2009, the Company and certain of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 Cases (the “Chapter 11 Cases”) are being jointly administered for procedural purposes only under Case No. 09-10691 (REG) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On March 23, 2009, the Company issued a press release announcing the planned sale of substantially all of its business to a number of parties, which the Company expects will result in modifications to its proposed plan of reorganization.
     The consummation of the Transaction is expected to occur on or prior to April 28, 2009 (the “Closing”) and is subject to customary closing conditions, including the delivery of a transition services agreement and various other transaction documents on or prior to Closing.
     Key terms of the Share Sale Agreement are described below:
Payment of Net Payables to the Company by BearingPoint Japan
     The Share Sale Agreement permits the payment of any payables owed by BearingPoint Japan to the Company or its other subsidiaries net of any receivables owed to BearingPoint Japan from any such entity. The settlement of any inter-company payables and receivables between BearingPoint Japan and the Company requires approval of the Bankruptcy Court. Such approval is not a condition to closing of the sale of BearingPoint Japan to PwC Japan, but the Company expects to seek such Bankruptcy Court approval promptly.
Termination
     The Share Sale Agreement may be terminated by mutual consent of the parties, or by either the Seller or PwC Japan if the other party fails to comply with any of its material closing obligations, subject to a ten business day cure period not to extend beyond April 28, 2009 (the “Drop Dead Date”).
     PwC Japan may terminate the Share Sale Agreement if:
•	the conditions precedent are not satisfied or waived on or before the Drop Dead Date;

•	the Seller breaches its covenants in the Share Sale Agreement, subject to a right to cure; or

•	the Seller breaches any of its representations or warranties, except where such breach has not had and is not reasonably expected to have a material adverse effect on BearingPoint Japan, subject to a right to cure.
Representations and Warranties
     The Share Sale Agreement contains customary representations and warranties regarding the Seller, the Shares and BearingPoint Japan. The Seller’s representations and warranties will not survive the Closing, and PwC Japan is not entitled to claims for damages against the Seller for a breach of such representations.
     The Company believes that the Transaction does not require Bankruptcy Court approval because the Transaction was approved by subsidiaries of the Company that are not Debtors, and, therefore, are not under the jurisdiction of the Bankruptcy Court.
     The summary of the Share Sale Agreement included herein is not intended to be, and should not be relied upon as, disclosure regarding any facts and circumstances relating to the Company or its subsidiaries or affiliates. The representations and warranties have been negotiated with the principal purposes of establishing circumstances in which a party may have the right not to close the Transaction, if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties, rather than establishing matters of fact. The materiality standard applicable to certain representations and warranties and covenants contained in the Share Sale Agreement is based on negotiations between the Company and PwC Japan and may be different from the materiality standard generally applicable to disclosure required to be made to shareholders under federal securities laws.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 6, 2009.
Forward-Looking Statements
     Some of the statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the Company’s bankruptcy, the potential sale of all or substantially all of the Company’s businesses (including the Transaction) and the likelihood that the Company’s common stock will be cancelled and that holders of such common stock will not receive any distribution with respect to, or be able to recover any portion of, such investment regardless of whether the sale transactions are consummated or an alternate plan of reorganization is confirmed by the Bankruptcy Court. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) risks and uncertainties associated with the Company’s bankruptcy proceedings as a result of filing for reorganization under chapter 11 of title 11 of the Bankruptcy Code, including, without limitation, potential employee attrition, as well as Bankruptcy Court rulings and the outcome of the Company’s bankruptcy proceedings in general, (iii) the Company’s ability to obtain Bankruptcy Court approval with respect to the proposed sale of all or substantially all of its businesses (including the Transaction), if required, and related changes to the plan of reorganization; (iv) the ability of the Company to consummate the proposed sale of its Public Services business unit, as well as enter into definitive agreements with respect to the sale of the rest of its businesses, and consummate such sale transactions (including the Transaction) on favorable terms, if at all; (v) the ability of the Company to satisfy conditions to the closing of any sale transactions (including the Transaction); (vi) the ability of third parties to fulfill their obligations pursuant to sale agreements (including the Share Sale Agreement), including their ability to obtain financing under current financial market conditions; and (vii) risks and uncertainties inherent in transactions involving the sale of all or substantially all of the businesses (including the Transaction) of the Company, including, without limitation, the diversion of management attention from the operations of the Company’s business and risks associated with any failure to consummate such sale transactions. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2009	BearingPoint, Inc.
	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer